Pebblebrook Hotel Trust Wells Fargo & Raymond James Hotel HQ Tour – May 2018 Value Creation 2018 Industry/Pebblebrook Outlooks Recent Redevelopments Redev. $s Inv. Yr. 1 Incremental Yr. 1 Implied . Demand –  2.0% - 2.5% Redev. Year Hotel EBITDA Hotel EBITDA Yield Year ($s in millions) Hotel 2011 $64.5 4.2% . Supply –  2.1% - 2.4% 2016 $32.0 Hotel Zeppelin San Francisco 2012 $40.9 5.2% 17.5 Colonnade Coral Gables . U.S. Industry RevPAR Growth –  1.0% - 3.0% 2013 $50.1 7.4% 15.5 Union Station Hotel Nashville 2014 $84.8 4.3% 13.0 Hotel Monaco Washington DC . U.S. Urban RevPAR Growth – (1.0%) - 1.0% 2015 $217.5 4.1% 2017 27.0 Revere Hotel Boston Common . Underperform U.S. Industry by (200 bps) due to 2016 $118.0 3.3% 17.0 Hotel Zoe San Francisco 12.0 Hotel Palomar Beverly Hills higher supply growth in urban markets projected 2017 $95.0 4.0% 13.5 LaPlaya Beach Resort & Club through the end of 2018, but recent business travel Total $676.8M 4.1% demand strength should benefit the urban markets and reduce underperformance Redevelopment and Other Disruption PEB Strategic Plan Highlights . PEB RevPAR Growth – 0.0% – 1.5% Q1 2018 Estimate Full-Year 2018 Estimate . Completed $676.8M of property dispositions: . Outperform U.S. Urban by +100 bps due to ramp-up Renovation (≈ 60 bps) Renovation (≈ +70 bps) Sale LTM NOI LTM EBITDA of prior year renovations 2017 Renos (+140 bps) 2017 Renos (+100 bps) Price Cap Rate Multiple 2018 Renos (80 bps) 2018 Renos (30 bps) . Kimpton-IHG and Starwood-Marriott integration Viceroy Miami $64.5 4.2% 17.7x issues to negatively impact RevPAR growth by (50 Redbury LA $40.9 5.2% 15.5x bps) due to short term one-time disruption caused Other (≈ 125 bps) Other (≈ 20 bps) 2011 – 2017(1) Adjusted FFO per Share CAGR: 17% DoubleTree $50.1 7.4% 11.6x by conversions Super Bowl (+35 bps) Moscone Center (25 bps) $2.78 Manhattan JV $84.8 4.3% 19.4x . Hotel EBITDA Margins (25 bps) – (75 bps) and EBITDA growth Mgmt Integrations (105 bps) Natural Disaster (10 bps) $2.50  $2.50 11% Manhattan NYC $217.5 4.1% 19.9x (1.7%) – 1.6% Inauguration (55 bps) Super Bowl (5 bps)  28%  10% Dumont NYC $118.0 3.3% 25.2x Integrations (50 bps) $1.96  Revere Parking $95.0 4.0% 23.5x Inauguration (10 bps) 33% PEB 2018 Q2 PEB 2018 $1.47 Total Dispositions $676.8M 4.1% 20.3x RevPAR Impact ≈ (65 bps) $1.17 . Outlook Market Outlook  25% $1.52 $1.52 Also completed sale of land parcel ($6M) $1.00 Hotel EBITDA Impact ≈ ($0.7M) RevPAR Impact ≈ +50 bps   17% $1.24 23 % adjacent to Revere Hotel Boston Common  . . Hotel EBITDA Impact ≈ $1.9M 294%  . RevPAR Growth Rate: Outperforming Markets: $0.92 35 % Received $2.0M in cash for forfeited hard- 1.0% – 3.0% (April RevPAR South Florida, Seattle,  44% $0.64 money security deposit for potential sale  growth estimated 6.5%) $0.48 $0.48 33% . ≈ Atlanta, Nashville  300% 3.2M common shares repurchased at an (1) . 2011 2012 2013 2014 2015 2016 2017 avg price of $28.77/ share, totaling $93.4M Impacted by +70 bps of net renovation . Average Markets: Adjusted FFO per Share Dividend Paid per Share ramp-up & market- San Diego, Boston, specific San Francisco, Minneapolis NAV Summary  23% . +130 bps net renovation . Underperforming Markets: Low Mid High benefit DC, Portland, Philadelphia, Private (Est.) $36.50 $39 $41 . Los Angeles (1) (60 bps) net Share Public $37 $37 $37 NAV Per NAV Kimpton/SW  422%Comparison 0% 5% 10% Integration, Moscone Benefit Private (Est.) 6.3% 6.0% 5.8% . Same Property EBITDA Public 6.2% 6.2% 6.2% TMNOI Margin growth rate: L Cap Rate Comparison 10 bps (20 bps) (40 bps)  (50 bps) - 0 bps (1) Public share price estimate as of the week of May 7, 2018.